UJB FINANCIAL CORP.                                                                                      Exhibit (99)B
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
                                                                            Six Months Ended    Three Months Ended
                                                                               June 30,             June 30,
                                                                            -----------------   -----------------
                                                                              1995    1994*       1995    1994*
                                                                            -------- --------   -------- --------
Interest Income
  Interest and fees on loans                                               $411,424 $327,468   $208,523 $168,477
  Interest on investment securities:
      Taxable                                                               109,506   85,454     54,316   44,864
      Tax-exempt                                                             10,663   11,264      5,289    5,823
  Interest on investment securities available for sale                        7,184   26,791      3,752   13,135
  Interest on Federal funds sold and securities
    purchased under agreements to resell                                      1,518      243      1,382       41
  Interest on trading account securities                                        781      437        526      180
  Interest on deposits with banks                                               375      260        146      103
                                                                            -------- --------   -------- --------
      Total interest income                                                 541,451  451,917    273,934  232,623
Interest Expense
  Interest on savings and time deposits                                     154,326  113,985     80,512   57,545
  Interest on commercial certificates of deposit
    $100,000 and over                                                        13,193    4,608      6,806    2,736
  Interest on borrowed funds                                                 52,314   37,003     25,889   21,324
                                                                            -------- --------   -------- --------
      Total interest expense                                                219,833  155,596    113,207   81,605
                                                                            -------- --------   -------- --------
      Net interest income                                                   321,618  296,321    160,727  151,018
  Provision for loan losses                                                  30,750   37,000     15,750   18,500
                                                                            -------- --------   -------- --------
      Net interest income after provision for loan losses                   290,868  259,321    144,977  132,518
Non-Interest Income
  Service charges on deposit accounts                                        32,223   32,381     16,279   16,414
  Service and loan fee income                                                13,534   12,560      7,124    6,507
  Trust income                                                               10,723   11,086      5,191    5,279
  Investment securities gains                                                 4,225    1,788      2,033      513
  Trading account gains                                                         542       88        263        9
  Other                                                                      23,852   21,781     12,765   10,545
                                                                            -------- --------   -------- --------
      Total non-interest income                                              85,099   79,684     43,655   39,267
Non-Interest Expenses
  Salaries                                                                   96,844   89,209     48,297   44,812
  Pension and other employee benefits                                        31,911   27,429     16,028   13,492
  Occupancy, net                                                             26,164   26,129     12,814   12,267
  Furniture and equipment                                                    25,133   24,040     12,680   12,253
  FDIC assessment                                                            13,678   13,826      6,839    6,911
  Other real estate owned expenses                                            3,716    9,565      2,014    5,492
  Advertising and public relations                                            5,864    5,516      2,953    2,755
  Other                                                                      46,868   48,804     23,195   26,214
                                                                            -------- --------   -------- --------
      Total non-interest expenses                                           250,178  244,518    124,820  124,196
                                                                            -------- --------   -------- --------
      Income before income taxes                                            125,789   94,487     63,812   47,589
  Federal and state income taxes                                             45,466   35,500     23,476   18,893
                                                                            -------- --------   -------- --------
      Income before cumulative effect of a change in accounting principle    80,323   58,987     40,336   28,696
  Cumulative effect of a change in accounting principle                           -   (1,731)         -        -
                                                                            -------- --------   -------- --------
      Net Income                                                           $ 80,323 $ 57,256 $   40,336 $ 28,696
                                                                            ======== ========  ========= ========
Net Income Per Common Share:
      Income before cumulative effect of a change in accounting principle  $   1.44 $   1.06 $     0.72 $   0.52
Cumulative effect of a change in accounting principle                             -    (0.03)        -        -
                                                                            -------- --------  --------- --------
     Net Income Per Common Share                                           $   1.44 $   1.03 $     0.72 $   0.52
                                                                            ======== ========  ========= ========
Average Common Shares Outstanding (in thousands)                             55,257   54,506     55,374   54,610
                                                                            ======== ========  ========= ========

       Certain prior period amounts have been reclassified for comparative purposes.
  *    Effective January 1994, the company adopted SFAS No. 112, Accounting for Postemployment Benefits.

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